EXHIBIT 99.2



                          Journal Communications, Inc.
                         Segment Information (unaudited)
                             (dollars in thousands)




                                               2006 Quarters
                              -------------------------------------------------
                                First    Second     Third    Fourth    Total
                              --------- --------- --------- --------- ---------
Revenue
-------
Publishing                    $ 79,468  $ 79,402  $ 80,357  $ 89,403  $328,630
Broadcasting                    51,638    58,452    58,257    70,189   238,536
Printing services               16,310    16,686    15,456    18,504    66,956
Other                            8,960    10,787     9,498     8,486    37,731
                              --------- --------- --------- --------- ---------
                              $156,376  $165,327  $163,568  $186,582  $671,853
                              ========= ========= ========= ========= =========

Operating earnings
------------------
Publishing                    $  7,665  $  8,459  $  9,716  $ 11,974  $ 37,814
Broadcasting                    11,586    16,159    15,052    23,090    65,887
Printing services                  492       530       421     1,157     2,600
Other                             (620)      828        (8)    1,362     1,562
                              --------- --------- --------- --------- ---------
                              $ 19,123  $ 25,976  $ 25,181  $ 37,583  $107,863
                              ========= ========= ========= ========= =========

Depreciation and Amortization
-----------------------------
Publishing                    $  3,381  $  3,391  $  3,300  $  4,065  $ 14,137
Broadcasting                     2,999     3,226     3,140     3,605    12,970
Printing services                  471       479       491       544     1,985
Other                              213       216       226       210       865
                              --------- --------- --------- --------- ---------
                              $  7,064  $  7,312  $  7,157  $  8,424  $ 29,957
                              ========= ========= ========= ========= =========